UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 2, 2010

Date of Report (Date of earliest event reported)

SHORETEL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 2, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of ShoreTel, Inc. (the “Registrant”) approved an amendment to the Registrant’s 2007 Employee Stock Purchase Plan (the “ESPP”) to be effective for offering periods commencing on or after May 1, 2011 whereby the purchase price at which ESPP participants may purchase shares of the Registrant’s common stock was changed from 90% to 85% of the lesser of the fair market value of a share of the Registrant’s common stock on the offering date; or the fair market value on the purchase date. Also at this meeting, the Committee established a maximum number of shares of the Registrant’s common stock that may be purchased during any one offering period to the greater of (a) $2,000, or (b) 10% of the participant’s compensation (as such term is defined in the ESPP), in all cases subject to the limitation set forth by the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

Date: November 8, 2010	By:	/S/ MICHAEL E. HEALY
	Name:	Michael E. Healy
	Title:	Chief Financial Officer